UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 27, 2007	000-52641
Date of Report (Date of earliest event reported)	Commission File Number

SILVER RESERVE CORP.
(Exact name of registrant as specified in its charter)

Delaware	98-0492752
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1226 White Oak Blvd., Suite 10A Oakville, Ontario L6H 2B9
(Address of Principal Executive Offices) (Zip Code)

905-845-1073

(Registrant’s telephone number, including area code)

Item 8.01 Other Events

On June 27, 2007 Silver Reserve Corp. (the “Company”) agreed to extend the expiration of the exercise date of warrants issued to brokers (the “Broker Warrants”) for the purchase of Convertible Debentures (the “Convertible Debentures”) in an aggregate amount of $350,107. Each Convertible Debenture is convertible into “Units” consisting of one common share of the Company (a “Share”) and one common share purchase warrant (a “Warrant”) at the rate of one Unit for each $0.50 of principal under the Convertible Debenture at the time of conversion. Each Warrant shall entitle the holder to purchase one Share at $0.75 per Share for a term of 12 months following issuance of the Warrant. The Convertible Debentures issued on exercise of the Broker Warrants bear interest at 2% and mature on December 31, 2007. The expiration date of the Broker Warrants, which was June 30, 2007, was extended to December 31, 2007.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER RESERVE CORP.

July 3, 2007	/s/ Stafford Kelley
	Name:	Stafford Kelley
	Title:	Secretary